Exhibit 99.1

Erie Indemnity Reports Third Quarter 2020 Results
Net Income per Diluted Share was $1.71 for the Quarter and $4.41 for the Nine Months of 2020
Erie, Pa. - October 29, 2020 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter and nine months ending September 30, 2020. Net income was $89.2 million, or $1.71 per diluted share, in the third quarter of 2020, compared to $94.2 million, or $1.80 per diluted share, in the third quarter of 2019. Net income was $230.5 million, or $4.41 per diluted share, in the first nine months of 2020, compared to $257.2 million, or $4.92 per diluted share, in the first nine months of 2019.

The significant disruption to the economy and financial markets resulting from the COVID-19 pandemic that began in the first quarter of 2020 continues to evolve and the pandemic's ultimate impact and duration remain highly uncertain at this time. While the Exchange experienced declines in new business premium in the second quarter of 2020 due to the pandemic, new business premiums grew 10.4% in the third quarter of 2020 compared to the same period in 2019. The financial markets substantially recovered in the third quarter from the financial volatility negatively impacting our portfolio in the first quarter of 2020, improving our investment results in the third quarter.

3Q and Nine Months 2020
(in thousands)	3Q'20	3Q'19	2020	2019
Operating income	$96,225	$105,907	$273,105	$288,639
Investment income	16,438	13,606	18,796	33,053
Interest and other expense, net	967	11	1,596	637
Income before income taxes	111,696	119,502	290,305	321,055
Income tax expense	22,480	25,333	59,786	63,821
Net income	$89,216	$94,169	$230,519	$257,234

3Q 2020 Highlights
Operating income before taxes decreased $9.7 million, or 9.1 percent, in the third quarter of 2020 compared to the third quarter of 2019.
•Management fee revenue - policy issuance and renewal services increased $10.1 million, or 2.1 percent, in the third quarter of 2020 compared to the third quarter of 2019.
•Management fee revenue - administrative services increased $0.5 million, or 3.3 percent, in the third quarter of 2020 compared to the third quarter of 2019.
•Cost of operations - policy issuance and renewal services
–Commissions increased $6.2 million in the third quarter of 2020 compared to the third quarter of 2019, primarily driven by direct and affiliated assumed written premium growth.
–Non-commission expense increased $13.2 million in the third quarter of 2020 compared to the third quarter of 2019. Underwriting and policy processing expense increased $3.2 million primarily due to increases in personnel costs and underwriting report costs. Administrative and other costs increased $8.8 million primarily driven by higher incentive plan award accruals due to the Exchange's lower combined ratio and the change in the company stock price, which experienced an increase in the third quarter of 2020 compared to a decrease in the same period in 2019. Increased professional fees also contributed to the increase in administrative and other costs compared to the same period in 2019.

Income from investments before taxes totaled $16.4 million in the third quarter of 2020 compared to $13.6 million in the third quarter of 2019. Net realized gains on investments were $5.9 million in the third quarter of 2020 compared to $1.7 million in the third quarter of 2019. Net investment income was $7.0 million in the third quarter of 2020 compared to $8.7 million in the third quarter of 2019. Earnings from limited partnerships were $3.6 million in the third quarter of 2020 compared to earnings of $3.3 million in the third quarter of 2019.

Nine Months 2020 Highlights
Operating income before taxes decreased $15.5 million, or 5.4 percent, in the first nine months of 2020 compared to the first nine months of 2019.
•Management fee revenue - policy issuance and renewal services increased $26.2 million, or 1.9 percent, in the first nine months of 2020 compared to the first nine months of 2019.
•Management fee revenue - administrative services increased $1.9 million, or 4.5 percent, in the first nine months of 2020 compared to the first nine months of 2019.
•Cost of operations - policy issuance and renewal services
–Commissions increased $20.4 million in the first nine months of 2020 compared to the first nine months of 2019, primarily driven by a 1.9% increase in direct and affiliated assumed written premium growth and increases in agent incentive compensation due to improved agent profitability.
–Non-commission expense increased $21.9 million in the first nine months of 2020 compared to the first nine months of 2019. Information technology costs increased $6.4 million primarily due to increases in hardware and software costs, personnel costs, and professional fees. Underwriting and policy processing expense increased $6.0 million primarily due to increases in personnel costs and underwriting report costs. Administrative and other costs increased $6.3 million primarily driven by increases in personnel costs and professional fees. Increased personnel costs in all categories included higher incentive plan award accruals due to Exchange's lower combined ratio and higher vacation accruals as employees took less vacation in the first nine months of 2020 as a result of the COVID-19 pandemic.

Income from investments before taxes totaled $18.8 million in the first nine months of 2020 compared to $33.1 million in the first nine months of 2019. Net investment income was $22.8 million in the first nine months of 2020 compared to $25.2 million in the first nine months of 2019. Net realized gains on investments were $1.6 million in the first nine months of 2020 compared to $5.5 million in the first nine months of 2019. Net impairment losses of $3.2 million in the first nine months of 2020 were driven by the COVID-19 pandemic's impact on the financial markets. Losses from limited partnerships were $2.4 million in the first nine months of 2020 compared to earnings of $2.5 million in the first nine months of 2019.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on October 30, 2020.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written.  The Group, rated A+ (Superior) by A.M. Best Company, has nearly 6 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•potential impacts of the COVID-19 pandemic on the growth and financial condition of the Erie Insurance Exchange ("Exchange");
•potential impacts of the COVID-19 pandemic on our operations, the business operations of our customers and/or independent agents, or our third-party vendor operations;
•dependence upon our relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•factors affecting the quality and liquidity of our investment portfolio;
•our ability to meet liquidity needs and access capital; and
•outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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